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                           [Select Comfort Letterhead]


November 12, 1997



Mr. Ron Mayle
4565 Landover Way
Suwanee, GA   30024


Dear Ron:

As a follow up to our conversation, following is a revised summary of our offer to you:

- The starting salary will be $160,000 annually with a start date of December 1, 1997.

- You will participate in the Management Incentive Plan, which in 1997 provides a payout target of up to 50%, with a maximum of up to 80% of base salary on a prorated basis if certain performance criteria are met.

- As an employee of Select Comfort, you will be eligible for our company benefits beginning December 1, 1997. Our benefits include: medical, dental, flex account, life insurance, supplemental life insurance, short-term disability, long-term disability, travel accident insurance, Paid Time Off
     (PTO) and 401(k). The details of your benefits package will be reviewed in a new hire orientation.

- We will provide an annual payment of $3,600 to cover your portable disability plan which you will, in turn, pay for yourself.

- You will also be eligible for stock options of 135,000 shares at $10.00 per share vested monthly over 24 months of employment

- You will spend approximately two to three days per week at Home Office in Minneapolis and the balance of the week working from your home in Atlanta. Select Comfort will pay for all of your travel to and from Atlanta, plus lodging during time spent in Minneapolis. Also, Select Comfort will pay for any modifications to your home office computer in Atlanta and overall communications set-up that will enable you to work with our data bases. If you decide
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Mr. Ron Mayle
November 12, 1997
Page 2


     to move to Minneapolis during your first twelve months of employment, Select Comfort will pay for your household moving expenses as outlined in our corporate relocation policy.

I am extremely enthusiastic about your joining Select Comfort to help lead us into the next century, when we will be recognized as the most successful mattress company ever. Additionally, I stand ready to help you in any way as you work to take our retail company to a "world class" level.

Any questions you have, please feel free to contact me directly. I look forward to a successful and rewarding working relationship.

Sincerely,

/s/ Rob Hawthorne

Rob Hawthorne
President & CEO

kkj


Accepted by: /s/ Ronald E. Mayle                    Date:   11/13/97
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